For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, April 25, 2025

Tompkins Financial Corporation Reports Cash Dividend
ITHACA, NY - Tompkins Financial Corporation (NYSE American:TMP)
Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.62 per share, payable on May 16, 2025, to common shareholders of record on May 9, 2025.

Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank and Tompkins Insurance Agencies, Inc. Tompkins Community Bank provides a full array of wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.